                                                                    EXHIBIT 10.4

                             BOSTON EDISON COMPANY

                          KEY EXECUTIVE BENEFIT PLAN
                          --------------------------

                                   AGREEMENT
                                   ---------


     THIS AGREEMENT is made as of October 1, 1983 between Boston Edison Company (the "Company"), having its principal offices at 800 Boylston Street, Boston, Massachusetts, and Thomas J. May (the "Employee") residing at Westwood, Massachusetts.

                                   WITNESSETH
                                   ----------

     WHEREAS, the Employee is employed by the Company; and

     WHEREAS, the Company has purchased and owns policy no. 6913603 (the "Policy") on the life of the Employee issued by New England Mutual Life Insurance Company (the "Insurance Company"); and

     WHEREAS, the Company and the Employee heretofore have agreed upon a plan for the payment of the premiums and interest due or to become due on the Policy, the disposition of the Policy, the mode of payment of death benefits thereunder, and for supplementary retirement benefits to be paid under certain circumstances, and for the protection of their mutual interest, desire to set forth their agreement in writing;

     NOW, THEREFORE, in consideration of the premises, it is mutually agreed by and between the Company and the Employee as follows:

     1. The Employee agrees that the Company as long as it is the owner of the Policy, may exercise all rights of ownership with respect to the Policy, except as otherwise hereinafter provided.

     2. The Company agrees to pay all premiums on the Policy (except as otherwise provided in paragraph 8) to the earlier of (a) the date the Policy is fully paid or (b) the date the Employee purchases the Policy under paragraph 5, if he does, in fact, purchase the Policy.

     3. The Company agrees that the proceeds payable under the policy after the payment of all policy loans shall be an amount equal to three times the Employee's annual salary at the time of his death or retirement, less $50,000.

     4. The Employee and the Company agree that if the Employee dies while an active employee of the Company and has not elected the Supplementary Retirement Benefit under paragraph 6, death benefits will be payable in two (2) parts, as follows:

       (a) The proceeds payable under the policy referred to in paragraph 3 shall be paid to such beneficiary as shall have been designated by the Employee or the Employee's assignee; and

       (b)  The balance shall be paid to the Company.

       If the Employee dies while an active employee and has elected the Supplemental Retirement Benefit, the benefit will be payable annually for 15 years to the Employee's beneficiary.

     5. The Company agrees that, unless the Employee has elected pursuant to paragraph 6 to receive the Supplementary Retirement Benefit, upon the termination of Employee's full-time employment with the Company (other than by reason of death), the Company shall, upon the written request delivered to the Company by the Employee, sell the Policy to the Employee or his assignee for an amount equal to the excess of (i) the aggregate cash premiums (including dividends used to purchase additional paid-up insurance on the life of the Employee) paid by the Company under the Policy to the date of such sale over
(ii) the aggregate loans (including any interest outstanding on such loans) against the Policy outstanding on the date of such sale.

     6. The Company agrees that if the Employee is at least 60 years old he may elect to forego the right to purchase the Policy pursuant to paragraph 5 and instead receive upon termination of employment at age 65 a Supplementary Retirement Benefit, the amount of which shall be equal to 33% of the Employee's annual salary as of his date of termination, payable annually (without interest) for 15 years to the Employee or his beneficiary. If the Employee retires prior to age 65, he will be eligible to receive the Supplementary Retirement Benefit only if he is at least 62 years old. Both parties agree that if the Employee elects to receive a Supplementary Retirement Benefit, the Company will retain ownership of the policy and all rights and benefits of the Policy will accrue to the Company.

     7. The Company agrees that if the Employee qualifies for the Supplementary Retirement Benefit under paragraph 6, he may elect to apportion benefits between paragraph 5 and 6 in a manner satisfactory to the Company.

     8. The Employee agrees that, prior to termination of full-time employment, he will annually pay the Company a sum equal to the payment he would have made if he had elected the Company's Supplemental Life Insurance.

     9. The Employee acknowledges that as of the effective date of this Agreement he cedes all coverage greater than $50,000 under the Company's Group Life Insurance Plan (except for the double indemnity coverage) and is ineligible to elect Supplemental Life Insurance under that Plan. Both parties agree that the Employee will retain $50,000 coverage under the Company's Group Life Insurance Plan so long as he is an active Employee and , after retirement, will retain $50,000 coverage, subject to the limitations contained in the normal declining scale of retirees' death benefits, in the Company's Group Life Insurance Plan as it may be in effect from time to time.

     10. The Employee agrees that for purposes of this Agreement he shall be bound by the determination of the Company of (a) whether and for what months the Employee was or was not in the full-time employ of the Company, and (b) what constitutes full-time employment.

     11. The Employee may assign the right to name the beneficiary and any other rights he may have under his portion of the life insurance policy. The Employee's rights to receive benefits under this Agreement are solely those of an unsecured general creditor of the Company. Except as provided in the first sentence of this paragraph, the Employee's rights to benefits under this Agreement may not be assigned or otherwise transferred and are not subject to be taken by the Employee's creditors by any process whatsoever, and any attempt to cause such interest to be so subjected will be of no force and effect.

     12. The Employee agrees that he has no rights to any benefits under this Agreement except under the circumstances described in paragraphs 4, 5, and 6.

     13. The Company can amend this Agreement from time to time by a written instrument delivered to the Employee. However, no such amendment can reduce the Employee's benefits without his consent.

     14. It is the understanding of both parties that the Employee's benefits under this Agreement, as of the date hereof, will be as shown in Schedule A attached hereto.

     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the day and year first above written.

/s/ Ronald Anntona                   /s/ Thoams J. May
----------------------------------   --------------------------------
Witness                              Employee


                                     BOSTON EDISON COMPANY

                                     By: /s/ Thomas J. Griffin Jr.
                                         ----------------------------

Schedule A - Page 1 of 2                                                                                     Age - 36
------------------------                                                                                     --------

                                               Taxable               Less                Annual              Executives
                          Death               Value of             Executive             Taxable             Cash Asset
       Age             Benefit (A)            Insurance             Payment              Income              Value (B)
-----------------  --------------------  -------------------  -------------------  -------------------  --------------------
       37               181,000                   281                  628                  -0-                  -0-
       38               181,000                   288                  628                  -0-                  -0-
       39               181,000                   295                  628                  -0-                  -0-
       40               181,000                   302                  628                  -0-                  -0-
       41               181,000                   313                  628                  -0-                  -0-
       42               181,000                   324                  628                  -0-                  -0-
       43               181,000                   335                  628                  -0-                2,083
       44               181,000                   348                  628                  -0-                4,638
       45               181,000                   362                  628                  -0-                7,698
       46               181,000                   384                  628                  -0-               11,298
       47               181,000                   409                  628                  -0-               15,301
       48               181,000                   436                  628                  -0-               19,922
       49               181,000                   467                  628                  -0-               25,232
       50               181,000                   500                  628                  -0-               31,290
       51               181,000                   538                  628                  -0-               38,141
       52               181,000                   577                  628                  -0-               45,841
       53               181,000                   623                  628                  -0-               54,453
       54               181,000                   672                  628                   44               64,046
       55               181,000                   724                  628                   96               74,688
       56               181,000                   787                  628                  159               86,460
       57               181,000                   854                  628                  226               99,487
       58               181,000                   929                  628                  301              113,859
       59               181,000                 1,008                  628                  380              129,677
       60               181,000                 1,100                  628                  472              147,054
       61               181,000                 1,207                  628                  579              166,119
       62               181,000                 1,332                  628                  704              187,011
       63               181,000                 1,475                  628                  847              209,875
       64               181,000                 1,636                  628                1,008              234,871
       65               181,000                 1,810                  628                1,182              262,175
                                               ------               ------                -----
                          Total                20,895               18,212                5,998
                                               ======               ======                =====

Note: Asset values include guaranteed value and dividends. Dividends are on the 1983 scale and are not guaranteed. All figures are approximate using age at birthday closest to the policy anniversary date.

(A)       Three times annual salary, less $50,000.

(B) Cash asset values are available only after termination of full-time employment under the insurance option. At that time they may be borrowed at 8% interest.

Schedule A - Page 2 of 2                                                                             Age - 36
------------------------                                                                             --------
Summary of Page 1
                              Average                                          Total                 Executive
                               Death               Total Payments             Taxable                Cash Asset
        Year                  Benefit               By Executive               Income                  Value
---------------------  ----------------------  ----------------------  ----------------------  ----------------------
          5                    181,000                   3,140                     -0-                     -0-
         10                    181,000                   6,280                     -0-                  11,298
         15                    181,000                   9,420                     -0-                  38,141
         20                    181,000                  12,560                     299                  86,460
         25                    181,000                  15,700                   2,257                 166,119
         29                    181,000                  18,212                   5,998                 262,175


Results at Age 65
-----------------
I.  All contributions stopped at age 65:
II. Executives options at age 65:

    A. Remain insured to age 65 and then receive:
         Fully paid-up life insurance of                   $270,645
         Less loan for corporate contribution                89,645
         Net death benefit continues at                     181,000
         Annual interest on loan (at 8.00% tax deductible)    7,172  Net $ 3,586
         Yearly increasing tax free dividend starting at                  20,226
         Yearly increasing cash value starting at                          7,420
    B. Assign all rights in the policy to the corporation and receive a supplementary retirement benefit of $25,410 for 15 years.

    C. Other flexible options and combinations are available on retirement, i.e. 50% insurance, $90,500 and 50% supplemental pension for 15 years, $12,705.

Note:  Asset values include guaranteed values and dividends.
       Dividends are on the 1983 scale and are not guaranteed.

(A) Cash values are only available after termination of employment and selection of the insurance option.

                           AMENDMENT TO KEY EXECUTIVE
                            BENEFIT PLAN AGREEMENTS


  Pursuant to Paragraph 13 of all Key Executive Benefit Plan Agreements (the "Agreements") existing as of this 1st day of February, 1986, between Boston Edison Company (the "Company") and certain of its employees (hereinafter collectively the "Employees" and individually the "Employee"), all such Agreements are hereby amended as follows:

     I. In order to clarify (a) that except where purchase of the Policy is elected under Paragraph 5 of Agreements the Employees are no longer required to contribute to premiums payable under the Policy referenced in the WHEREAS Clauses of the Agreements and (b) that henceforth the Employees are no longer prohibited from participating in the Company's Supplemental and Dependents Life Insurance Programs in addition to their participation in these Agreements, Paragraphs 2, 8 and 9 of the Agreements are hereby amended as follows:

     A. The parenthetical phrase "(except as otherwise provided in Paragraph
        8)" is hereby deleted from Paragraph 2 of the Agreements. Henceforth said Paragraph 2 shall read as follows:

        2. The Company agrees to pay all premiums on the Policy to the earlier of (a) the date the Policy is fully paid or (b) the date the Employee purchases the Policy under paragraph 5, if he/she does, in fact, purchase the Policy.

     B. Paragraph 8 of the Agreements is hereby deleted in its entirety and the succeeding paragraphs are renumbered accordingly.

     C. The words "and is ineligible to elect Supplemental Life Insurance under that Plan" are hereby deleted from the first sentence of Paragraph 9 of the Agreements. Henceforth, the first sentence of said Paragraph 9 shall read as follows:

        The Employee acknowledges that as of the effective date of this Agreement, he/she cedes all coverage greater than $50,000 under the Company's Group Life Insurance Plan (except for the double indemnity coverage.)

     II. In order to clarify that the proceeds payable to an Employee under the Policy upon death or retirement after the payment of all policy loans shall be an amount equal to three times his or her annual salary without the addition of any bonuses or any other additional compensation but prior to any deductions for contributions to the Boston Edison Savings Plan or salary deferrals under any deferred compensation agreement, Paragraph 3 of the Agreements is hereby amended to read as follows:

       3. The Company agrees that the proceeds payable under the Policy after the payment of all Policy loans shall be an amount equal to three times the Employee's annual salary at the time of his/her death or retirement, less $50,000. For purposes of this Agreement, "annual salary" shall mean the annual compensation payable to the Employee by the Company, exclusive of all bonuses and all other forms of additional compensation, but including any amounts elected by the Employee to be contributed to the Boston Edison Company Savings Plan or any non-bonus amounts deferred under any deferred compensation agreement.

     III. In order to clarify that the $50,000 coverage under the Company's Group Life Insurance Plan to which the Employees are entitled pursuant to Paragraph 9 of the Agreements shall remain constant from retirement until the Employee's death without being subject to the normal declining scale of retirees' death benefits otherwise contained in the Company's Group Life Insurance Plan, the second sentence of Paragraph 9 of the Agreements is hereby amended to read as follows:

     Both parties agree that the Employee will retain $50,000 coverage under the Company's Group Life Insurance Plan so long as he/she is an active Employee and, after retirement, will retain $50,000 coverage without being subject to the limitations otherwise contained in the normal declining scale of retirees' death benefits, in the Company's Group Life Insurance Plan as it may be in effect from time to time.

  This Amendment to the Agreements to take effect as of the day and year first above written.


                                    BOSTON EDISON COMPANY


                                    By: /s/ STEPHEN SWEENEY
                                        ---------------------
                                        Stephen Sweeney

                           AMENDMENT TO KEY EXECUTIVE

                             BENEFIT PLAN AGREEMENT



     Pursuant to Paragraph 12 of the Key Executive Benefit Plan Agreement existing between Boston Edison Company (the "Company") and Thomas J. May (the "Employee"), Paragraph 6 of the Agreement is hereby amended to read as follows:

     6. The Company agrees that if the Employee has at least 5 years' service occurring after June 1, 1987, he may elect, at any time prior to his date of termination, to forego the right to purchase the Policy pursuant to paragraph 5 and instead receive upon termination of employment a Supplementary Retirement Benefit, payable annually (without interest) for 15 years to the Employee or his beneficiary, in accordance with the following schedule:


                                                  Percent of Annual Salary
                                                  ------------------------
         After 5 years' service                           16.5%
         After 6 years' service                           19.8%
         After 7 years' service                           23.1%
         After 8 years' service                           26.4%
         After 9 years' service                           29.7%
         After 10 years' service                          33.0%

         Both parties agree that if the Employee elects to receive a Supplementary Retirement Benefit, the Company will retain ownership of the Policy and all rights and benefits of the Policy will accrue to the Company.



                                          BOSTON EDISON COMPANY

                                          By: /s/ STEPHEN SWEENEY
                                              ----------------------

                                              /s/ THOMAS J. MAY
                                              ----------------------
                                              Thomas J. May


October 30, 1989

                                             KEY EXECUTIVE BENEFIT PLAN

                                             Thomas J. May

                                             Agreement dated October 1, 1983

                                             Amendment dated February 1, 1986

                                             Amendment dated  October 30, 1989